UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - May 31, 2005

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

50 MAIN STREET, HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 9.01   Financial Statements and Exhibits

         99:  Press Release of Peoples Financial Services Corp. Regarding Retirement of President/CEO

EXHIBIT INDEX

Exhibit	Page Number in Manually Signed Original
99 Press Release of Peoples Financial Services Corp. Regarding Retirement of President/CEO	4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES FINANCIAL SERVICES, CORP.

	/s/	Debra E. Dissinger

Dated: May 31, 2005		By: Debra E. Dissinger
Executive Vice President

	/s/	Frederick J. Malloy

Dated: May 31, 2005		By: Frederick J. Malloy
Asst. Vice President/Controller

	/s/	John W. Ord

Dated: May 31, 2005		By: John W. Ord
President/ CEO/Chairman

	/s/	Joseph Ferretti

Dated: May 31, 2005		By: Joseph Ferretti
Vice President/Chief Credit Officer

EXHIBIT 99

PRESS RELEASE - Hallstead, Pennsylvania

John W. Ord, Chairman, President, and CEO of Peoples Financial Services Corp. and Peoples National Bank, has announced his planned retirement date as January 1, 2007.  The plan for succession has also been finalized.  Richard S. Lochen, Jr., CPA, a present Director of the Company and Bank, is slated to assume the position of President following the 2006 Reorganization Meeting of the Holding Company and Bank.

Mr. Lochen is 41 years old, has been in the accounting business for more than 15 years, and is currently a partner in the accounting firm, Lochen & Chase PC.

Mr. Ord will remain the Chairman and CEO until his retirement.  At that time, Mr. Lochen will become President and CEO.  Mr. Ord plans to remain on the Board of Directors of both the Holding Company and Bank and serving as Chairman.